Exhibit 23.7

CONSENT OF DEUTSCHE BANK SECURITIES INC.

We hereby consent to (i) the inclusion of our opinion letter, dated September 4, 2017, to the Board of Directors of YuMe, Inc. (“YuMe”) as Annex C to the Offer to Exchange forming part of Amendment No. 3 to the Registration Statement on Form F-4 of Rhythm One plc, filed on January 26, 2018 (the “Registration Statement”), and (ii) references made to our firm and such opinion in such Registration Statement under the captions “HELPFUL INFORMATION—Certain Defined Terms,” “SUMMARY—Background to and Reasons for the Transactions—Opinion of the Financial Advisor to YuMe,” “BACKGROUND TO AND REASONS FOR THE TRANSACTIONS—Background to the Transactions,” “BACKGROUND TO AND REASONS FOR THE TRANSACTIONS—YuMe’s Reasons for the Transactions,” “BACKGROUND TO AND REASONS FOR THE TRANSACTIONS— Certain YuMe Prospective Financial Information,” “BACKGROUND TO AND REASONS FOR THE TRANSACTIONS—Opinion of YuMe’s Financial Advisor” and “THE MERGER AGREEMENT—Representations and Warranties.” In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder, and we do not admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “expert” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder. Additionally, such consent does not cover any future amendments to the Registration Statement.

/s/ DEUTSCHE BANK SECURITIES INC.

January 26, 2018